EXHIBIT 10.10

August 22, 2001


Mr. John G. Orrico
21 W. Mallard Lane
Lake Forest, IL 60045

Re:  SEPARATION AGREEMENT

Dear John:

This  letter,  upon  your  signature,   will  constitute  the  entire  agreement
("Agreement") between you and Grubb & Ellis Company (the "Company" or "G&E"), and all of its respective subsidiaries, divisions, affiliates, and related entities (collectively, the "Company") regarding the termination of your employment with the Company.

1. You hereby resign as an officer and employee of the Company, and as an officer and director of all subsidiaries of the Company effective August 31, 2001 (your "Termination Date"). Your last day in the Northbrook, Illinois office will be August 17, 2001. Between the date of this Agreement and your Termination Date, you will essentially assist the Company in transitioning your duties and responsibilities to other persons at the Company. You will have no authority to bind the Company or to direct employees, independent contractors or business strategies of the Company after August 17, 2001.

2.     (a)    Because   you  and  the   Company   have  an  at-will   employment
              relationship,   you  acknowledge   that  your  employment  can  be
              terminated at any time, with or without notice and without a reason. The Company has adopted the Executive Incentive Bonus and Severance Plan effective June 1, 2000 (the "Bonus and Severance
              Plan"). Pursuant to the Bonus and Severance Plan, after the Effective Date of this Agreement (see Section 13 below), you will receive the following:

              (i) On your Termination Date, a lump sum in cash equal to One Hundred Six Thousand Dollars ($106,000) representing your prorated calendar year 2001 target bonus; and

              (ii) Cash payments of Thirty-One Thousand Five Hundred Dollars ($31,500) per month, from September 1, 2001 through December 31, 2001, payable semi-monthly, plus on January 2, 2002, a lump sum in cash in the amount of Two Hundred Forty-Seven Thousand Three Hundred Forty-One Dollars ($247,341), together representing one year's base salary and the equivalent of your Company benefits and perquisites for one year, all of the above to be reduced by withholding taxes and customary payroll deductions.

       (b) In addition, you will be paid your accrued but unused vacation time pay, less withholding taxes and customary payroll deductions, through and on your Termination Date.

3. Upon execution of this Agreement, you will no longer be an Executive Officer of the Company and will thereafter no longer be covered by or eligible to receive any compensation or benefits pursuant to the Executive Change of Control Plan, adopted by the Company Board of Directors on May 10, 1999, as amended (the "CIC Plan"). In consideration of an extension of your Termination Date to August 31, 2001 and your acceptance of this Agreement, and provided you have fulfilled your other obligations set forth in this Agreement, the Company shall provide you with the following benefits:

       (a) you may keep your portable computer after the Company shall have deleted therefrom confidential Company software and information; and

       (b) reimbursement, upon tendering applicable receipts, of reasonable relocation expenses of up to Twenty-Five Thousand Dollars ($25,000), less, where applicable for non-qualified deductions, withholding taxes and customary payroll deductions, for your relocation expenses to a location outside of the Chicago metropolitan area, if needed, in order to relocate to your next job or career opportunity, for house hunting trips, temporary housing, closing costs, packing and transportation of household effects and temporary storage of your goods; and

       (c) you and the Company shall mutually agree upon a reasonable and appropriate interoffice memorandum announcing your exit from the Company.

4. Except as specifically provided in this Agreement, you hereby abrogate and repudiate any and all claims you have under the Bonus and Severance Plan, the CIC Plan, the acknowledgment agreements executed by you in respect of said plans, any and all other written or oral agreements between you and the Company regarding the terms of your employment and any and all compensation to be paid to you by the Company.

5. After your Termination Date, you will no longer be covered by or eligible for any benefits under any Company employee benefit plans in which you currently participate. After your Termination Date, you will receive by separate cover information regarding your rights to health insurance continuation (COBRA) and any 401(k) PLUS plan and Deferred Compensation Plan benefits. To the extent that you have such rights, nothing in this Agreement will impair those rights.

6.     (a)    In exchange for the compensation to be provided to you herein,  to which  you are not  otherwise  entitled  except  pursuant  to this
              Agreement,  you  agree to and  hereby do waive  and  release,  and promise  never  to  assert,  any  claims  of any  kind  or  nature whatsoever,  in  law or  equity,  known  or  unknown,  direct  and
              indirect,   that  you  have  against   G&E,  and  its   respective
              predecessors,   subsidiaries,   affiliates,   associates,  owners,
              divisions, representatives, related entities, officers, directors, shareholders,  agents, partners,  insurers, employee benefit plans
              (and  their  trustees,   administrators  and  other  fiduciaries),
              attorneys,    employees,    heirs,    successors,    and   assigns
              (collectively, the "Released Parties"), arising from or related to your employment, the transition of your employment, and the termination of your employment with the Company.

              The claims that you are waiving, releasing and promising not to assert include, but are not limited to, claims arising under federal, state and local statutory and common law, such as the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Civil Rights Act of 1866, as amended, the common law of contract and tort, and any other laws and regulations relating to employment, or employment discrimination and/or the payment of wages or benefits.

       (b) In consideration of the foregoing and the execution of the Agreement by you, the Company and the Released Parties hereby waive and release and promise never to assert any claims of any kind or nature whatsoever, in law or equity, known or unknown, direct or indirect that the Company (and/or any of the Released Parties) might have against you (and including, without limitation, your partners, associates, agents, representatives, related entities and/or affiliates, contractors and/or your attorneys).

7.     (a)    You  understand  and agree that the claims  that you are  waiving, releasing and promising  never to assert  include  claims that you now know or have reason to know  exist,  as well as those that you do not presently have any reason to know,  believe or suspect that
              you  have,  including  unknown,   unforeseen,   unanticipated  and
              unsuspected   injuries,   damages,  loss  and  liability  and  the
              consequences thereof. By signing this Agreement you agree that you are expressly waiving any provision of any state, federal or local statute, and common-law doctrine, providing, in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist, by the person making the release, when s/he is making the release.

       (b) The Company (and the Released Parties) agree and understand that the claims that they are waiving, releasing and promising never to assert include claims that they now know or have reason to know exist, as well as those that they do not presently have any reason to know, believe or suspect that they may have, including unknown, unforeseen, unanticipated and unsuspected injuries, damages, loss and liability and the consequences thereof. By signing the Agreement the Company (on behalf of itself and the Released Parties) agrees that the Company (and the Released Parties) are expressly waiving any provision of any state, federal or local statute, and common law doctrine, providing in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist by the party making the release, when it/they are making the release.

8.     a)     You agree that you will not voluntarily, and without compulsion of legal process, assist or encourage others to assert claims or to commence or maintain litigation against the Released Parties. You also agree that neither you, nor anyone acting by, through or in concert with you, shall communicate negative or critical oral or written statements or opinions about the Released Parties or any of them or their business, or take any action or make any oral or written statements which disparage or are intended to disparage the Released Parties or any of them or their business or their reputations.

       b) The Company agrees that it will not voluntarily, and without compulsion of legal process, assist or encourage others to assert claims or to commence or maintain litigation against you. The Company also agrees that it shall not communicate negative or critical oral or written statements or opinions about you or take any action or make any oral or written statements which disparage or are intended to disparage you or your reputation.

9. You agree to return to the Company, by your Termination Date, any and all information and materials, whether in paper, magnetic, electronic or other form, that you have about the Company's practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services. You will promptly execute any and all notices of resignation from any Company position as requested by the Chief Administrative Officer. You will take no further action to bind or obligate the Company. You will immediately turn in your corporate American Express card.

10. You agree that you will not, unless required by law or otherwise permitted by express written permission from or request by the Company, disclose to anyone any information regarding the following:

       a. Any non-public information regarding the Company, including its practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services.

       b. The terms of this Agreement, except that you may disclose this information to members of your immediate family and to your attorney, accountant or other professional advisor(s) to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must, and any breach of this obligation of confidentiality by such family member or professional advisor(s) shall be deemed to be a breach by you. If required to disclose the terms of this Agreement by law, you shall provide the Company with sufficient notice prior to any such disclosure, including the basis for the legal requirement to disclose, to allow the Company to seek a protective order preventing the disclosure.

11. Except as required by law or administrative agency or stock exchange rules, the Company will keep the terms of this Agreement confidential. It is expected that the Company will file this Agreement as an exhibit to its SEC filings.

12 In the event that you breach any of your obligations under this Agreement or as otherwise imposed by the law, the Company will be entitled to recover the benefits paid under the Agreement and to obtain all other relief provided by law and equity. This Agreement will be governed by the law of the State of Illinois without regard to principles of conflicts of laws thereof.

13. To accept the Agreement, please date and sign this Agreement and return it, either by personal delivery or by mail, to GRUBB & ELLIS COMPANY, c/o Robert J. Walner, Chief Administrative Officer, 2215 Sanders Road, Suite 400, Northbrook, IL 60062. An extra original for your records is enclosed.

       A.     YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

       B. YOU HAVE UP TO 21 DAYS FROM THE DATE YOU RECEIVE THIS AGREEMENT TO ACCEPT THE TERMS OF THIS AGREEMENT, ALTHOUGH YOU MAY ACCEPT IT AT ANY TIME WITHIN THOSE 21 DAYS.

       C. ONCE YOU ACCEPT THIS AGREEMENT, YOU WILL HAVE SEVEN (7) DAYS AFTER SIGNING TO REVOKE YOUR ACCEPTANCE. TO REVOKE, YOU MUST SEND,
              EITHER BY PERSONAL DELIVERY OR BY MAIL, TO THE CHIEF ADMINISTRATIVE OFFICER AS INDICATED ABOVE, A WRITTEN STATEMENT OF REVOCATION. IF YOU DO NOT REVOKE, THE EIGHTH DAY AFTER THE DATE OF YOUR ACCEPTANCE WILL BE THE "EFFECTIVE DATE" OF THIS AGREEMENT.

14. Nothing in this Agreement shall constitute an admission of liability or wrongdoing by the Company or by you. This Agreement shall not be binding on the Company unless and until it is signed, in unaltered form, and returned to the Company as provided above.

15. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

16. This Agreement represents the sole and entire agreement between you and the Company regarding the termination of your services as President, Real Estate Advisory Services and supersedes any and all previous verbal or written promises, representations, agreements, negotiations and/or discussions, if any, between you and the Company with respect to the subject matters covered herein. This Agreement cannot be terminated or changed except in writing by you and a duly authorized representative of G&E.

17. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, with electronic confirmation; when received, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

       If to you, addressed to:

       John G. Orrico
       21 W. Mallard Lane
       Lake Forest, IL 60045

       If to Grubb & Ellis Company, addressed to:

       Grubb & Ellis Company
       2215 Sanders Road, 4th Floor
       Northbrook, IL 60062
       Attention:  Chief Administrative Officer
       Fax: (847) 753-9060
or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

18 This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument.

                                        GRUBB & ELLIS COMPANY

                                        /s/ IAN Y. BRESS
                                        ----------------------------------------
                                        By: Ian Y. Bress
Dated:  August 22, 2001                     Chief Financial Officer



By signing this Agreement, I acknowledge that I have had the opportunity to review it carefully with an attorney of my choice, that I understand the terms of the agreements contained therein, and that I voluntarily agree to them.

Dated:  August 22, 2001                 /s/ JOHN G. ORRICO
                                        ----------------------------------------
                                            John G. Orrico